EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.00001 per share, of MINISO Group Holding Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 6, 2026.

Guofu Ye

/s/ Guofu Ye

Yunyun Yang

/s/ Yunyun Yang

Mini Investment Limited

By:	/s/ Guofu Ye
Name:	Guofu Ye
Title:	Director

Mini Investment SP1 Limited

By:	/s/ Guofu Ye
Name:	Guofu Ye
Title:	Director

YGF MC LIMITED

By:	/s/ Guofu Ye
Name:	Guofu Ye
Title:	Director

YGF MN LIMITED

By:	/s/ Guofu Ye
Name:	Guofu Ye
Title:	Director

YGF Development Limited

By:	/s/ Liu Kin Wai
Name:	S.B. Vanwall Ltd. (represented by Liu Kin Wai)
Title:	Director

YY Capital Ltd.

/s/ MOCK Yuk Sim
By:	/s/ TANG Pik Yi
Name:	Rustem Limited (represented by MOCK Yuk Sim and TANG Pik Yi)
Title:	Director

YYY MC LIMITED

By:	/s/ Yunyun Yang
Name:	Yunyun Yang
Title:	Director

YYY Development Limited

By:	/s/ Liu Kin Wai
Name:	S.B. Vanwall Ltd. (represented by Liu Kin Wai)
Title:	Director